Exhibit 99.1

TripAdvisor Reports First Quarter 2016 Financial Results

NEEDHAM, MA, May 4, 2016 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the first quarter ended March 31, 2016.

“With the global launch of instant booking now substantively complete, users around the globe can now seamlessly book hotels on TripAdvisor,” said Steve Kaufer, President and Chief Executive Officer of TripAdvisor. “Enabling users to book on TripAdvisor is an imperative step as we continue navigating the path towards creating the best user experience in travel.”

First Quarter 2016 Summary

	Three months ended March 31,
In millions, except percentages and per share amounts	2016	2015	% Change
Revenue	$352	$363	(3)%
Adjusted EBITDA (1)	$85	$127	(33)%
Net Income:
GAAP	$27	$63	(57)%
Non-GAAP (1)	$47	$80	(41)%

Diluted Earnings per Share:
GAAP	$0.18	$0.43	(58)%
Non-GAAP (1)	$0.32	$0.54	(41)%

Cash flow from operating activities	$120	$99	21%
Free cash flow (1)	$103	$68	51%
(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP financial measure.

Chief Financial Officer Ernst Teunissen added, “We were pleased that our first quarter Revenue and Adjusted EBITDA performance was in line with our internal expectations. While instant booking remains dilutive to our Hotel segment revenue growth and profit margins in the near-term, we are pleased by early results and believe we are well-positioned for long-term growth.”

First Quarter 2016 Highlights

●	Revenue decreased to $352 million, down 3% year-over-year (a decrease of approximately 1% on a constant currency basis).
●	Adjusted EBITDA was $85 million, or 24% of revenue.
●	GAAP net income was $27 million, or $0.18 per diluted share.
●	Non-GAAP net income was $47 million, or $0.32 per diluted share.
●	Cash flow from operations was $120 million, or 34% of revenue.
●	Free cash flow was $103 million, or 29% of revenue.
●	Average monthly unique visitors reached 340 million*.
●

User reviews and opinions reached 350 million at March 31, 2016, covering 1,020,000 hotels and accommodations, 775,000 vacation rentals, 4.0 million restaurants and 655,000 attractions and experiences.

●	Global launch of instant booking enables users around the world to seamlessly book more than 500,000 hotels on TripAdvisor sites.
●	Mobile reached 54% of total unique users and app downloads reached 315 million as of March 31, 2016.

First Quarter 2016 Financial Highlights

Revenue for the first quarter of 2016 was $352 million, a decrease of $11 million, or 3%. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have decreased by approximately 1%.

	Three months ended March 31,
In millions, except percentages	2016	2015	% Change
Revenue by Segment:
Hotel	$303	$320	(5)%
Non-Hotel (1)	49	43	14%
Total Revenue	$352	$363	(3)%

Revenue by Source (2):
TripAdvisor-branded click-based and transaction (3)	$189	$218	(13)%
TripAdvisor-branded display-based advertising and subscription (4)	68	61	11%
Other hotel revenue (5)	46	41	12%
Non-Hotel (1)	49	43	14%
Total Revenue	$352	$363	(3)%

Revenue by Geography (% of total revenue):
North America	54%	50%
EMEA	31%	33%
APAC	11%	12%
LATAM	4%	5%
(1)

We renamed our “Other” reportable segment “Non-Hotel.” This change had no impact on our consolidated financial statements or segment reporting or on the composition of our operating or reportable segments.

(2)

We are providing additional disclosure on our revenue sources within our Hotel segment for reasons described in the prepared remarks that can be found at http://ir.tripadvisor.com and are attached as Exhibit 99.2 to our Form 8-K. For this reporting period only, our historical click-based, display-based, and subscription, transaction and other revenue disclosures, can be found in the “1Q16 Supplemental Financial Information” located at http://ir.tripadvisor.com. This change had no impact on our consolidated financial statements or segment reporting or on the composition of our operating or reportable segments.

(3)

This includes our largest source of hotel revenue, which is click-based advertising revenue from our TripAdvisor-branded websites, as well as revenue from our transaction-based instant booking feature.

(4)	This consists of revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites, as well as content licensing with third party sites.
(5)	This consists of revenue from non-TripAdvisor branded websites, including click-based advertising revenue, display-based advertising revenue and room reservations sold through these websites.

GAAP costs and expenses for the first quarter of 2016 were $310 million, an increase of 14% from the first quarter of 2015.

Adjusted EBITDA for the first quarter of 2016 was $85 million, and Adjusted EBITDA margin was 24%. Hotel segment Adjusted EBITDA was $106 million with a 35% Adjusted EBITDA margin and Non-Hotel segment Adjusted EBITDA was negative $21 million, with a negative 43% Adjusted EBITDA margin.

	Three Months Ended
	March 31, 2016	March 31, 2015	Y / Y Growth
Adjusted EBITDA (1):
Hotel	$106	$132	(20)%
Non-Hotel (2)	(21)	(5)	(320)%
Total Adjusted EBITDA	$85	$127	(33)%
Adjusted EBITDA Margin (1):
Hotel	35%	41%
Non-Hotel (2)	(43)%	(12)%
Total	24%	35%
(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	We have renamed of our “Other” reportable segment to “Non-Hotel.” This change had no impact to our consolidated financial statements or our segment reporting.

GAAP net income for the first quarter of 2016 was $27 million, or $0.18 per diluted share.

Non-GAAP net income for the first quarter of 2016 was $47 million, or $0.32 per diluted share.

Cash flow from operating activities for the first quarter of 2016 was $120 million, an increase of $21 million year-over-year, or 21%. This was primarily due to the increase in working capital movements, partially offset by a decrease in net income.

Free Cash flow for the first quarter of 2016 was $103 million, an increase of $35 million year-over-year, or 51%.

Cash and cash equivalents, short and long term marketable securities were $709 million as of March 31, 2016, up $11 million since December 31, 2015.

Employees - TripAdvisor had 3,108 employees as of March 31, 2016, compared to 3,008 at December 31, 2015 and 2,900 employees at March 31, 2015.

Conference Call

TripAdvisor posted prepared remarks, supplemental financial information and an investor presentation on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, May 5, 2016, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s first quarter 2016 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 91064719) until May 12, 2016 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor
TripAdvisor® is the world's largest travel site**, enabling travelers to plan and book the perfect trip. TripAdvisor offers trusted advice from real travelers and a wide variety of travel choices and planning features with seamless links to booking tools that check hundreds of websites to find the best hotel prices. TripAdvisor branded sites make up the largest travel community in the world, reaching 340 million average monthly unique visitors, and reached 350 million reviews and opinions covering 6.5 million accommodations, restaurants and attractions. The site operates in 48 markets worldwide.

TripAdvisor® (NASDAQ:TRIP), through its subsidiaries, manages and operates websites under 24 other travel media brands: www.airfarewatchdog.com, www.bookingbuddy.com, www.cruisecritic.com, www.everytrail.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl, www.besttables.com and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.independenttraveler.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.travelpod.com, www.tripbod.com, www.vacationhomerentals.com, www.viator.com, and www.virtualtourist.com.

*Source: TripAdvisor log files, average monthly unique visitors, Q1 2016

**Source: comScore Media Metrix for TripAdvisor Sites, worldwide, February 2016

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue	$352	$309	$363

Costs and expenses:
Cost of revenue	16	12	13
Selling and marketing (1)	172	145	157
Technology and content (1)	61	55	49
General and administrative (1)	37	96	33
Depreciation	16	16	14
Amortization of intangible assets	8	10	7
Total costs and expenses	310	334	273
Operating income	42	(25)	90
Total other expense, net	(4)	(1)	(4)
Income before income taxes	38	(26)	86
(Provision) benefit for income taxes	(11)	29	(23)
Net income	$27	$3	$63

Earnings per share attributable to common stockholders:
Basic	$0.19	$0.02	$0.44
Diluted	$0.18	$0.02	$0.43

Weighted average common shares outstanding:
Basic	145	144	143
Diluted	147	146	146

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$4	$4	$4
Technology and content	$9	$8	$6
General and administrative	$6	$7	$6

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$653	$614
Short-term marketable securities	39	47
Accounts receivable, net of allowance for doubtful accounts of $6 and $6, respectively	244	180
Prepaid expenses and other current assets	28	24
Total current assets	964	865
Long-term marketable securities	17	37
Property and equipment, net of accumulated depreciation of $104 and $88, respectively	252	247
Intangible assets, net of accumulated amortization of $61 and $52, respectively	172	176
Goodwill	737	732
Other long-term assets	72	71
TOTAL ASSETS	$2,214	$2,128

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15	$10
Deferred merchant payables	179	105
Deferred revenue	93	64
Current portion of debt	1	1
Taxes payable	10	9
Accrued expenses and other current liabilities	134	123
Total current liabilities	432	312
Deferred income taxes, net	16	15
Other long-term liabilities	192	189
Long-term debt	110	200
Total Liabilities	750	716

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 134,295,396 and 133,836,242, respectively
Shares outstanding: 132,878,188 and 132,443,111, respectively
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	758	741
Retained earnings	853	826
Accumulated other comprehensive loss	(54)	(63)
Treasury stock-common stock, at cost, 1,417,208 and 1,393,131 shares, respectively	(93)	(92)
Total Stockholders’ Equity	1,464	1,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,214	$2,128

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Operating activities:
Net income	$27	$3	$63
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	16	16	14
Amortization of intangible assets	8	10	7
Stock-based compensation expense	19	19	16
Non-cash contribution to charitable foundation	-	67	-
Gain on sale of business	-	(3)	-
Deferred tax expense (benefit)	2	(41)	3
Excess tax benefits from stock-based compensation	(4)	(4)	(7)
Other, net	-	2	2
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:	52	5	1
Net cash provided by operating activities	120	74	99

Investing activities:
Capital expenditures, including internal-use software and website development	(17)	(16)	(31)
Acquisitions, net of cash acquired	-	-	(5)
Proceeds from sale of business, net of cash sold	-	3	-
Purchases of marketable securities	(16)	(55)	(32)
Sales of marketable securities	33	115	25
Maturities of marketable securities	11	19	9
Net cash provided by (used in) investing activities	11	66	(34)

Financing activities:
Repurchase of common stock	(1)	-	-
Proceeds from Chinese credit facilities	-	-	2
Principal payments on term loan	-	-	(10)
Payments to revolving credit facility	(90)	(90)	-
Proceeds from exercise of stock options	2	3	8
Payment of minimum withholding taxes on net share settlements of equity awards	(9)	(7)	(13)
Excess tax benefits from stock-based compensation	4	4	7
Other financing activities, net	-	-	3
Net cash used in financing activities	(94)	(90)	(3)
Effect of exchange rate changes on cash and cash equivalents	2	(3)	(12)
Net increase in cash and cash equivalents	39	47	50
Cash and cash equivalents at beginning of period	614	567	455
Cash and cash equivalents at end of period	$653	$614	$505

TripAdvisor, Inc.

Segment Information

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015	Q / Q Growth	Y / Y Growth
REVENUE:
Hotel	$303	$260	$320	17%	(5)%
Non-Hotel (1)	49	49	43	0%	14%
Total revenue	$352	$309	$363	14%	(3)%
Adjusted EBITDA (2):
Hotel	$106	$95	$132	12%	(20)%
Non-Hotel (1)	(21)	(8)	(5)	(163)%	(320)%
Total Adjusted EBITDA	$85	$87	$127	(2)%	(33)%
Adjusted EBITDA Margin (2):
Hotel	35%	37%	41%
Non-Hotel (1)	(43)%	(16)%	(12)%

(1)

We have renamed our “Other” reportable segment “Non-Hotel.”  This change had no impact on our consolidated financial statements or segment reporting or on the composition of our operating or reportable segments.

(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We use the following non-GAAP measures: non-GAAP selling and marketing expense, non-GAAP technology and content expense, non-GAAP general and administrative expense, non-GAAP net income, non-GAAP diluted shares, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, non-GAAP revenue before effects of foreign exchange, non-GAAP hotel segment revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We define our non-GAAP financial measures as below:

TripAdvisor defines “non-GAAP Selling and Marketing”, “non-GAAP Technology and Content” and “non-GAAP General and Administrative” expenses as GAAP Selling and Marketing, GAAP Technology and Content and GAAP General and Administrative

expenses, respectively, before stock-based compensation expense and other stock-settled obligations, and other non-recurring expenses.

TripAdvisor defines “non-GAAP net income” as GAAP net income excluding, net of their related tax effects: (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) certain gains, losses, and other expenses that we do not believe are indicative of our ongoing operating results; (4) goodwill, long-lived assets and intangible asset impairments and (5) other non-recurring expenses. Non-GAAP net income generally captures all items on the statements of operations that occur in normal course of operations that have been, or ultimately will be, settled in cash, except for depreciation, which management believes is an ongoing cost of doing business.

TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by non-GAAP diluted shares. Non-GAAP diluted shares includes potential dilution from options calculated using the treasury stock method under GAAP plus weighted average shares for all outstanding RSUs.

TripAdvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses. Adjusted EBITDA is the primary metric by which management evaluates the performance of its business and on which internal budgets and forecasts are based. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. We believe that by excluding certain non-cash expenses, such as stock-based compensation, stock-settled obligations, asset impairments, amortization and other expense, Adjusted EBITDA corresponds more closely to the cash that operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenue.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business.

TripAdvisor calculates our foreign exchange effect of revenue or, “non-GAAP revenue before effects of foreign exchange” and “non-GAAP hotel segment before effects of foreign exchange” on a constant currency basis by excluding the effects of foreign exchange on revenue by translating actual revenue for the current year three months ended using the prior year's monthly average exchange rates for our settlement currencies other than the U.S. dollar. We believe this is a useful metric that facilitates comparison to our historical performance.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA or, “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the effects of foreign exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior year's monthly average exchange rates for our settlement currencies other than the U.S. dollar. We believe this is a useful metric that facilitates comparison to our historical performance.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except share amounts which are reflected in thousands and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Non-GAAP operating expenses:
GAAP Selling and marketing	$172	$145	$157
Subtract: Stock-based compensation expense	4	4	4
Non-GAAP Selling and marketing	$168	$141	$153

GAAP Technology and content	$61	$55	$49
Subtract: Stock-based compensation expense	9	8	6
Non-GAAP Technology and content	$52	$47	$43

GAAP General and administrative (2)	$37	$96	$33
Subtract: Stock-based compensation expense and other non-recurring expenses	6	7	6
Subtract: Non-cash charitable contribution (1)	-	67	-
Non-GAAP General and administrative	$31	$22	$27

Non-GAAP net income and net income per share:
GAAP net income (2)	$27	$3	$63
Add: Stock based compensation expense	19	19	16
Add: Amortization of intangible assets	8	10	7
Add: Non-cash charitable contribution (1)	-	67	-
Subtract: Gain on sale of business	-	3	-
Subtract: Income tax effect of Non-GAAP adjustments (3)	7	30	6
Non-GAAP net income	$47	$66	$80

GAAP diluted shares	146,903	146,211	145,872
Add: Additional restricted stock units	1,909	1,257	1,196
Non-GAAP diluted shares	148,812	147,468	147,068

GAAP net income per diluted share	$0.18	$0.02	$0.43
Non-GAAP net income per diluted share	0.32	0.45	0.54

Adjusted EBITDA:
GAAP net income (2)	$27	$3	$63
Add: Provision (benefit) for income taxes	11	(29)	23
Add: Other expense, net	4	1	4
Add: Depreciation and amortization of intangible assets	24	26	21
Add: Stock-based compensation	19	19	16
Add: Non-cash charitable contribution (1)	-	67	-
Adjusted EBITDA	$85	$87	$127

Divide by:
Revenue	$352	$309	$363
Adjusted EBITDA margin	24%	28%	35%

Free Cash Flow:
Net cash provided by operating activities	$120	$74	$99
Subtract: Capital expenditures	17	16	31
Free cash flow	$103	$58	$68

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue Before Effects of Foreign Exchange:
Total Revenue	$352		$363
Effects of foreign exchange	6
Non-GAAP revenue before effects of foreign exchange	$358
Year/Year Growth (4)	(1)%
Hotel Segment Revenue Before Effects of Foreign Exchange:
Total hotel segment revenue	$303		$320
Effects of foreign exchange	5
Non-GAAP hotel segment revenue before effects of foreign exchange	$308
Year/Year Growth (4)	(4)%
Adjusted EBITDA Before Effects of Foreign Exchange:
Adjusted EBITDA	$85		$127
Effects of foreign exchange	3
Adjusted EBITDA before effects of foreign exchange	$88
Year/Year Growth (4)	(31)%
(1)

Represents a non-cash charitable contribution to The TripAdvisor Charitable Foundation (the “Foundation”) that was settled in company stock and therefore added back for non-GAAP purposes, of which $2 million was accrued during the three months ended March 31, 2015 under GAAP with the intention of settling in cash and then reclassified as non-GAAP expense during the fourth quarter of 2015 to reflect the non-cash nature of the final settlement.

(2)	Includes charitable contributions to the Foundation of $2 million which was not excluded for non-GAAP purposes for the three months ended March 31, 2015.
(3)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments represents the difference between GAAP and Non-GAAP income tax expense.  Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes discrete tax items.

(4)

Represents constant currency growth, as a percentage, which is calculated by determining the increase in current period revenues and Adjusted EBITDA over prior period revenues and Adjusted EBITDA, where current period figures are translated using prior period exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and the Company’s prospects as a comprehensive destination for hotels, attractions, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our chief executive officer with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors (781) 800.7848 ir@tripadvisor.com	Media (781) 800.5061 uspr@tripadvisor.com